Exhibit 10.34

EGALET CORPORATION

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this "Agreement") is made and entered into as of _________ __,  2018 (the "Grant Date") by and between Egalet Corporation, a Delaware corporation (the "Company") and [________] (the "Grantee").

WHEREAS, the Company has adopted the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan, as amended and/or restated from time to time (the "Plan"), pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.   Grant of Restricted Stock Units. Pursuant to the terms of the Plan, the Company hereby grants to the Grantee on the Grant Date an award of Restricted Stock Units representing a contingent right to receive the number of shares of Common Stock (the “RSUs”) set forth in the Notice of Grant attached hereto as Exhibit A (the “Grant Notice”), on the terms and conditions and subject to the restrictions set forth in this Agreement, the Grant Notice and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.   Restriction Period; Vesting.    The RSUs shall be eligible to vest in accordance with the vesting schedule set forth in the Grant Notice.

3.   Termination.  If the Grantee's service with the Company, a Subsidiary or an Affiliate terminates for any reason at any time before all of his or her RSUs have vested, the Grantee's unvested RSUs shall be automatically forfeited upon such termination of service without any payment or compensation due to the Grantee, and neither the Company nor any Subsidiary or Affiliate shall have any further obligations to the Grantee under this Agreement.

4.   Settlement.  The Grantee shall be entitled to receive one share of Common Stock for each RSU that becomes vested as soon as practicable (and in any event within 60 days) after the applicable vesting date.

5.   Restrictions.   The Grantee shall have no rights with respect to the shares of Common Stock underlying the RSUs until those shares of Common Stock are delivered to the Grantee in settlement thereof, and neither the RSUs nor any rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the RSUs and all rights relating thereto will be forfeited by the Grantee and all of the Grantee's rights to shares of Common Stock underlying the RSUs shall immediately terminate without any payment or compensation by the Company or any Subsidiary or Affiliate.

6.   No Stockholder Rights; Dividend Equivalent Rights.    Prior to the delivery of shares of Common Stock upon the settlement of the RSUs,  the Grantee shall have no rights as a stockholder with respect to such shares of Common Stock (including, without limitation, the right to vote).  Notwithstanding the foregoing or anything herein to the contrary, if the Company declares a cash dividend on the Common Stock during the period between the Grant Date and the date on which shares of Common Stock are delivered upon the settlement of any vested RSUs, the Grantee shall be entitled to receive an amount in cash equal to the product of (i) the number of vested RSUs, multiplied by (ii) the amount of the cash dividend per share of Common Stock declared during such period, as if the Grantee had held a  number of shares of Common Stock equal to the number of vested RSUs as of each dividend record date during such period, with such cash payment to be made to the Grantee at the same time as shares of Common Stock are issued upon the settlement of such vested RSUs.

7.   No Right to Continued Service.  Neither the Plan nor this Agreement or the Grant Notice shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Non-Employee Director of the Company or any Subsidiary or Affiliate.   Further, nothing in the Plan, this Agreement or the Grant Notice shall be construed to limit the discretion of the Company or any Subsidiary or Affiliate to terminate the Grantee's employment or other service at any time, for any reason, with or without cause.

8.   Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, the shares of Common Stock underlying the RSUs shall be subject to adjustment in any manner provided under Section 13 of the Plan.

9.   Tax Liability and Withholding.    The Grantee shall be required to pay to the Company or any applicable Subsidiary and Affiliate, and the Company, the Subsidiaries and the Affiliates shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan or otherwise, the amount of any required withholding taxes in respect of the RSUs and/or the shares of Common Stock underlying the RSUs and to take all such other actions as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes.    The Grantee may satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)   tendering a cash payment.

(b)   tendering proceeds received from a broker-dealer authorized by the Grantee to sell all or a portion of the shares of Common Stock delivered to the Grantee as a result of the settlement of the RSUs.

(c)   delivering to the Company previously owned and unencumbered shares of Common Stock.

10.   Compliance with Law. The issuance and transfer of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed. No Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.   Stock Issuance.  Upon the delivery of shares of Common Stock to the Grantee upon the settlement of the RSUs, the Company may issue stock certificates or evidence the Grantee's interest by using a book entry account with the Company's transfer agent.  A physical or electronic legend, as applicable, may be placed on any certificate(s) representing the shares of Common Stock issued pursuant to this Agreement indicating restrictions on transferability of such shares or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which shares of Common Stock are then listed or quoted.

12.   Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

13.   RSUs Subject to Plan. This Agreement is subject to the Plan as approved by the Company's stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.   Section 409A. It is intended that the RSUs and this Agreement be exempt from Section 409A of the Code and, to the extent not so exempt, that the RSUs and this Agreement comply with the requirements of Section 409A of the Code, and this Agreement shall be interpreted consistently with the foregoing without resulting in any increase in the amounts owed hereunder by the Company or any Subsidiary or Affiliate.  Notwithstanding anything contained herein, in the Grant Notice or in the Plan to the contrary, neither the Company nor any Subsidiary or Affiliate shall have any liability or obligation to the Grantee or to any other person or entity in the event that the RSUs and/or this Agreement are not exempt from, or compliant with, Section 409A of the Code.

15.   Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the

Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee's beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

16.   Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the RSUs and all rights relating thereto, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee's material rights under this Agreement without the Grantee's consent.

17.   Recoupment. The RSUs and any compensation paid with respect thereto shall be subject to mandatory repayment by the Grantee to the Company pursuant to the terms of any Company “clawback” or recoupment policy applicable to the Plan as in effect from time to time or required by law to be applicable to the Grantee.

18.   Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions hereof and thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EGALET CORPORATION

By:
Name:
Title:

GRANTEE

By:
Name:

Exhibit A

Notice of Grant

This Notice of Grant sets forth the specific terms that apply to the Restricted Stock Units granted to the Grantee identified below under the Restricted Stock Unit Award Agreement (the “Agreement”), made and entered into as of ________ __, 2018, between Egalet Corporation, a Delaware corporation (the “Company”), and the Grantee.  Capitalized terms that are used but not defined herein shall have the meanings given to such terms in the Agreement.

Grantee Name:	[___________]

Number of Shares of Common Stock
Covered by the RSUs:	[___________]

Grant Date:	[___________]

Vesting Schedule:  Subject to the Grantee’s continuing employment with the Company or any Subsidiary on the applicable vesting date,  25% of the RSUs shall vest, and the restrictions applicable thereto shall lapse, on each of the first four anniversaries of the Grant Date; provided that, if 75% or greater of the corporate performance targets set forth below (the “2018 Corporate Goals”) are attained on or prior to the first anniversary of the Grant Date, as determined by the Company’s Board of Directors in its sole discretion, then, subject to the Grantee’s continuing employment with the Company or any Subsidiary on the vesting date, 100% of the RSUs shall vest, and the restrictions applicable thereto shall lapse, on the first anniversary of the Grant Date (and, for the avoidance of doubt, if less than 75% of the 2018 Corporate Goals are attained on or prior to the first anniversary of the Grant Date, as determined by the Company’s Board of Directors in its sole discretion, then the RSUs shall remain subject to the four-year vesting schedule described above).  The unvested portion of the RSUs will be forfeited immediately for no compensation or other payment upon the Grantee's termination of employment for any reason (and regardless of who initiates such termination).

Notwithstanding the foregoing, if the Grantee remains in continuous employment with the Company or any Subsidiary until the date of a Change in Control that satisfies the requirements of Treasury Regulation 1.409A-3(i)(5), 100% of the unvested RSUs shall vest and be settled upon or immediately prior to the consummation of such Change in Control.

2018 Corporate Goals:  [____________________]